EXHIBIT 99.1

JoS. A. Bank Clothiers Promotes Frank J. Barbarino to Senior Vice President and General Merchandise Manager

HAMPSTEAD, Md., April 25, 2012 (GLOBE NEWSWIRE) -- JoS. A. Bank Clothiers, Inc. (Nasdaq:JOSB) is pleased to announce that Frank J. Barbarino has been promoted to Senior Vice President and General Merchandise Manager. Mr. Barbarino will continue to lead the Company's Tailored Clothing Department and adds Sportswear and Furnishings to his responsibilities. Mr. Barbarino will oversee all product design, manufacturing and sourcing; and all retailing of the Company's merchandise lines. Mr. Barbarino assumed his new roles effective April 15, 2012.

Mr. Barbarino, 47, is one of the most respected merchandising executives in the tailored clothing industry. Mr. Barbarino joined JoS. A. Bank in 1999 and has held a variety of increasingly important merchandising positions, including, most recently, Vice President for Tailored Clothing. Prior to his tenure at JoS. A. Bank, he had extensive experience in the retail industry, mostly in men's clothing. Mr. Barbarino holds a Bachelor's Degree in Business Administration from the Queens College, City University of New York.

Mr. Barbarino will continue to report to Company Executive Vice President and Chief Merchandising Officer James W. Thorne. Mr. Thorne stated: "I have worked with Frank for nearly thirteen years and he has been instrumental in developing many of the Company's most innovative, successful new products such as our Joseph line of modern suits, the Tailored Fit and Slim Fit suit lines, as well as the high-end Signature Gold suit line. By promoting Frank, we have taken an important step towards insuring our future growth."

JoS. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 558 stores in 43 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, Md., and its common stock is listed on the NASDAQ Global Select Market under the symbol "JOSB."

Our statements concerning future operations contained herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those forecasted due to a variety of factors outside of our control that can affect our operating results, liquidity, and financial condition. Such factors include risks associated with economic, weather, public health and other factors affecting consumer spending, including negative changes to consumer confidence and other recessionary pressures, higher energy and security costs, the successful implementation of our growth strategy, including our ability to finance our expansion plans, the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials such as wool and cotton, seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs, including compliance with relevant legal requirements, the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal and regulatory matters and other competitive factors. The identified risk factors and other factors and risks that may affect our business or future financial results are detailed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended January 28, 2012. These cautionary statements qualify all of the forward-looking statements we make herein. We cannot assure you that the results or developments anticipated by us will be realized or, even if substantially realized, that those results or developments will result in the expected consequences for us or affect us, our business or our operations in the way we expect. We caution you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. We do not undertake an obligation to update or revise any forward-looking statements to reflect actual results or changes in our assumptions, estimates or projections. These risks should be carefully reviewed before making any investment decision.

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E-commerce Address for JoS. A. Bank Clothiers, Inc.:

www.josbank.com

CONTACT: JoS. A. Bank Clothiers, Inc., Hampstead, Md.
         David E. Ullman
         EVP/CFO
         410-239-5715